UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2007
HARMONIC INC.
(Exact name of registrant as specified in its charter)
Commission file number: 000-25826

Delaware (State or other jurisdiction of incorporation or organization)	77-0201147 (I.R.S. Employer Identification Number)

549 Baltic Way Sunnyvale, California (Address of principal executive offices)	94089 (Zip Code)
Registrant’s telephone number, including area code:
(408) 542-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 1.1
EXHIBIT 5.1
EXHIBIT 99.1

Item 1.01     Entry into a Material Definitive Agreement
On October 31, 2007, Harmonic Inc. (“Harmonic” or the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters listed in Schedule A thereto (collectively, the “Underwriters”), relating to the offering and sale of 12,500,000 shares of the Company’s common stock at a price to the public of $12.00 per share. In the Purchase Agreement, the Company granted to the Underwriters an option to purchase from the Company, solely for the purpose of covering overallotments, up to 1,875,000 additional shares of common stock. A copy of the Purchase Agreement is filed herewith as Exhibit 1.1.
Item 7.01     Regulation FD Disclosure
On October 31, 2007, Harmonic also issued a press release regarding the offering. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 9.01     Financial Statements and Exhibits
(d) Exhibits

Exhibit Number

1.1	Purchase Agreement, dated October 31, 2007, by and between Harmonic Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters listed in Schedule A thereto.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, included in Exhibit 5.1.
99.1	Harmonic Inc. press release issued October 31, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2007	HARMONIC INC.
	By:	/s/ Robin N. Dickson
Robin N. Dickson
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

1.1	Purchase Agreement, dated October 31, 2007, by and between Harmonic Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters listed in Schedule A thereto.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, included in Exhibit 5.1.
99.1	Harmonic Inc. press release issued October 31, 2007.